Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-05951, 333-45729, 333-60231, 333-60233, 333-59644, 333-86902, 333-111130, 333-128255, 333-152024, 333-160690, 333-160691, and 333-161412 on Form S-8 of our report dated August 6,2012, relating to the consolidated financial statements of JDA Software Group, Inc. which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the consolidated financial statements for the years ended December 31, 2010 and 2009 and our report dated August 6, 2012 relating to internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of JDA Software Group, Inc. for the year ended December 31, 2011.
/S/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
August 6, 2012